UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 30, 2008
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 600-0711
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
     On November 3, 2008, GMX Resources Inc. (the “Company”) issued a press release announcing its results of operations for the three and nine months ended September 30, 2008 and operational update. A copy of the release is furnished as an exhibit to this report.
ITEM 3.03 Material Modification to Rights of Security Holders
     On October 30, 2008, the Board of Directors of the Company approved an amendment to the Company’s Shareholder Rights Plan originally adopted in 2005 and amended on January 31, 2008, to reduce the ownership threshold for when the rights become exercisable from 29% to 20% of the outstanding common stock. The Company believes that reducing the threshold is appropriate given the decline in value of its common stock in order to provide the Company shareholders with the benefits of the protection from a potential hostile takeover that the rights plan was designed to provide.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The Board of Directors of the Company approved amendments to the Amended and Restated Bylaws of the Company (i) to address the “notice and access” process contemplated by Rule 14a-16 of the Securities and Exchange Act adopted by the Securities and Exchange Commission (“SEC”) in 2007 if the Company elects to follow that process; (ii) to require unanimous shareholder consent for any action not taken at a meeting of the shareholders rather than majority; (iii) to revise the advance notice provisions relating to shareholder proposals for shareholder meetings, including director nominations, in light of recent Delaware court decisions and (iv) to more clearly specify the duties of the Chief Executive Officer. A copy of the Amended and Restated Bylaws as adopted October 30, 2008, is attached hereto as Exhibit 3.2.
ITEM 9.01 Financial Statements and Exhibits
     The following Exhibits are filed as a part of this report:
3.2	Amended and Restated Bylaws adopted October 30, 2008.

99.1	Company press release dated November 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.
By:	/s/ James A. Merrill
James A. Merrill, Chief Financial Officer

Date: November 4, 2008

INDEX TO EXHIBITS
3.2	Amended and Restated Bylaws adopted October 30, 2008.

99.1	Company press release dated November 3, 2008.